Calculation of Filing Fee Tables
F-3
ING GROEP NV
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	$1,500,000,000 4.803% Callable Fixed-to-Floating Rate Senior Notes due 2032	457(r)	1,500,000,000	$ 0.9979	$ 1,496,850,000.00	0.0001381	$ 206,714.98
Fees to be Paid	2	Debt	$1,500,000,000 5.420% Callable Fixed-to-Floating Rate Senior Notes due 2037	457(r)	1,500,000,000	$ 0.9969	$ 1,495,350,000.00	0.0001381	$ 206,507.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,992,200,000.00		$ 413,222.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 413,222.81
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering of $1,500,000,000 4.803% Callable Fixed-to-Floating Rate Senior Notes due 2032 and $1,500,000,000 5.420% Callable Fixed-to-Floating Rate Senior Notes due 2037 by ING Groep N.V.

[2]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering of $1,500,000,000 4.803% Callable Fixed-to-Floating Rate Senior Notes due 2032 and $1,500,000,000 5.420% Callable Fixed-to-Floating Rate Senior Notes due 2037 by ING Groep N.V.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ING Groep N.V.	F-3	333-266516	08/04/2022		$ 413,222.81	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	10,500,000,000	$ 10,500,000,000.00
Fee Offset Sources		ING Groep N.V.	F-3	333-266516		08/04/2022						$ 413,222.81
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	ING Groep N.V. previously filed a registration statement on Form F-3 (File No. 333-248407), initially filed on August 25, 2020 and declared effective on September 4, 2020 (the "2020 Registration Statement"), for which ING Groep N.V. paid an aggregate registration fee of $1,557,600 to register $12,000,000,000 maximum aggregate offering price of unallocated securities. ING Groep N.V. subsequently filed a registration statement on Form F-3 (File No. 333-266516), initially filed on August 4, 2022, amended by Pre-Effective Amendment No. 1 filed on August 18, 2022 and declared effective on August 19, 2022 (the "2022 Registration Statement"), for which ING Groep N.V. paid an aggregate registration fee of $1,854,000 to register $20,000,000,000 maximum aggregate offering price of unallocated securities, which included an available fee offset of $486,750 that was previously paid with respect to a portion of the unsold securities that were previously registered on the 2020 Registration Statement pursuant to Rule 457(p) under the Securities Act and $3,750,000,000 in maximum aggregate offering price of such unsold securities pursuant to Rule 415(a)(6) under the Securities Act. The 2022 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $10,500,000,000 of unallocated securities. This unused amount results in an available fee offset of $973,350 (the "Remaining Fee Offset"). ING Groep N.V. has previously applied $228,272.10 of the Remaining Fee Offset to filing fees payable in connection with the prospectus supplement dated September 2, 2025 filed pursuant to Rule 424(b)(5) under the Securities Act (File No. 333-286734) relating to the offering of $1,500,000,000 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities. Pursuant to Rule 457(p) under the Securities Act, the Remaining Fee Offset that has already been paid and remains unused is being applied to the filing fees payable in connection with this prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,992,200,000.00. The prospectus is a final prospectus for the related offering.